UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

March 23, 2018

Dear USANA Shareholders,

        We are excited to invite you to attend the first completely virtual Annual Meeting of Shareholders of USANA Health Sciences, Inc. on Wednesday, May 2, 2018 at 11:00 a.m., Mountain Daylight Time. We will conduct the Annual Meeting via a live webcast. You will be able to attend the annual meeting and vote your shares electronically during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/USNA and entering the 16-digit control number provided in your proxy materials. We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to many of our shareholders a notice of Internet availability instead of a paper copy of the proxy statement and our 2017 Annual Report.

        The notice contains instructions on how to access those documents over the Internet as well as how to receive a paper copy of our proxy materials. All shareholders who do not receive a notice will receive a paper copy by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

        You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail. You also may vote by mail by following the instructions on the proxy card or voting instruction card. Your vote will ensure your representation at the Annual Meeting regardless of whether you participate virtually in the Annual Meeting.

        Your vote is important to us and I do hope you will vote as soon as possible. Thank you for your continued support of USANA.

Sincerely,

Kevin Guest
 Chief Executive Officer

NOTICE OF 2018 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

Virtual Annual Meeting of Shareholders
Online Meeting Only—No Physical Meeting Location

To the Shareholders of USANA Health Sciences, Inc.:

        The 2018 Annual Meeting of Shareholders of USANA Health Sciences, Inc. will be held on May 2, 2018, at 11:00 a.m. Mountain Time. Our Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting and vote your shares electronically during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/USNA and entering your 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials.

Items of Business:

  1.
  Elect seven directors named in the Proxy Statement;

  2.
  Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2018;

  3.
  Conduct an advisory vote on our named executive officer compensation, as described in these proxy materials;

  4.
  Such other business as may properly come before the meeting or at any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. You are entitled to notice of, and eligible to vote at, this year's Annual Meeting if you were a shareholder of record as of the close of business on March 7, 2018.

        In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our Annual Report on Form 10-K for fiscal 2017 via the Internet. On March 23, 2018, we mailed to shareholders as of the record date a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail or telephone.

        Your vote is important to us. Whether or not you plan to participate in the Annual Meeting, we encourage you to review the accompanying proxy statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

James H. Bramble
Chief Legal Officer, General Counsel and Corporate Secretary

Salt Lake City, Utah
March 23, 2018

USANA HEALTH SCIENCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

i

ii

PROXY STATEMENT

Summary

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of USANA Health Sciences, Inc. for our Annual Meeting of Shareholders to be held virtually on Wednesday, May 2, 2018, at 11:00 a.m. (Mountain Daylight Time), and any adjournment or postponement thereof (the "Annual Meeting"). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/USNA, where you will be able to listen to the meeting live, submit questions, and vote online. In this document, the words "USANA," the "Company," "we," "our," "ours," and "us" refer only to USANA Health Sciences, Inc., and not any other person.

        We are taking advantage of Securities and Exchange Commission ("SEC") rules that allow us to deliver proxy materials to our shareholders on the Internet. Under these rules, we are sending our shareholders a one-page notice regarding the Internet availability of proxy materials instead of a full printed set of proxy materials. Our shareholders will not receive printed copies of the proxy materials unless specifically requested. Instead, the one-page notice that our shareholders receive will tell them how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells our shareholders how to submit their proxy card on the Internet and how to request to receive a printed copy of our proxy materials. We expect to provide notice and electronic delivery of this Proxy Statement to such shareholders on or about March 23, 2018.

        Whether or not you plan to participate in the virtual annual meeting online, we encourage you to vote promptly. A person giving a proxy has the power to revoke it. If you attend the virtual annual meeting, you may revoke your proxy and vote via the virtual meeting website.

Voting and Quorum, Abstentions and Broker Non-Votes

        Only holders of records ("shareholders") of our common stock at the close of business on March 7, 2018 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 24,066,524 shares of our common stock outstanding. Common stock is our only class of voting stock. You may vote all shares owned by you as of the Record Date, including (i) shares held directly by you in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

        Shareholder of Record.    If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the shareholder of record with respect to those shares. As a shareholder of record, you are entitled to vote in any one of the following ways:

  •
  By Internet or by telephone. Follow the instructions included in the one-page Notice of Internet Availability of the proxy materials or, if you received printed materials, in the proxy card, to vote by Internet or telephone.

  •
  By mail. If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board's recommendations as noted below.

  •
  At the virtual meeting. Shareholders who choose to attend the virtual Annual Meeting can vote via the virtual meeting website by visiting www.virtualshareholdermeeting.com/USNA. You will need the 16-digit control number included on your Notice of Internet Availability of proxy materials in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.

        Beneficial Owner.    If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. Because you are not the shareholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

        Quorum.    Each share of common stock is entitled to one vote on all matters on which Shareholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the voting power of the common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares of common stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against, or withholding authority or abstaining with respect to a particular matter.

        Broker Non-Votes    occur when shares held by a broker for a beneficial owner are not voted because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked "abstain." A broker is entitled to vote shares held for a beneficial owner on "routine" matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the virtual Annual Meeting. All of the proposals presented at the Annual Meeting, other than the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2018, are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Required Votes

        Directors will be elected by a plurality of the votes cast. This means that the nominees with the most votes will be elected. Votes may be cast for or withheld from a nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Annual Meeting.

        The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of the ratification of our selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2018. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes "against" this proposal. Because the ratification of our independent registered public accounting firm is considered a "routine" matter, brokers will be entitled to vote on the proposal at their discretion. Therefore, broker non-votes will have the same effect as a vote against the proposal.

        The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the advisory vote on executive compensation. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes "against" the say-on pay proposal. Broker non-votes, however, will not be considered as entitled to vote on this proposal, and therefore, will have no effect on the outcome of this proposal.

Revocation and Voting of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof by (i) delivering to the Corporate Secretary of the Company a revocation of proxy, (ii) executing a new proxy bearing a later date, or (iii) attending and voting at the virtual Annual Meeting. Attendance at the virtual Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

        All valid, unrevoked proxies will be voted in accordance with the specifications and as directed. If a proxy is properly executed and returned and no voting specifications are indicated, the shares will be voted:

  •
  FOR the proposal to elect the seven nominees named in this Proxy Statement for director of the Company to serve until their respective successors are elected and qualified;

  •
  FOR the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2018; and

  •
  FOR the non-binding advisory resolution to approve the compensation of our named executive officers for the fiscal year ended December 30, 2017.

        With respect to such other matters as may properly come before the Annual Meeting, votes will be cast in the discretion of the appointed proxies. We are not aware of any other matters that are to be presented for action at the Annual Meeting.

Proxy Solicitation

        We are making this proxy solicitation both through the mail and Internet, although proxies may be solicited by personal interview, telephone, facsimile, letter, e-mail or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the common stock.

Attending the Virtual Annual Meeting

        Shareholders as of the Record Date are invited to attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/USNA. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials. The Annual Meeting will begin promptly at 11:00 a.m. (Mountain Daylight Time). Online check-in will begin at 10:55 a.m., (Mountain Daylight Time), and you should allow sufficient time for the online check-in procedures.

Voting Results

        Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL #1—ELECTION OF DIRECTORS

        It is proposed to elect seven directors nominated in this statement to serve until the annual meeting of shareholders in 2019, and until successors shall have been duly elected and qualified. Proxies cannot be voted for more than seven persons. Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted FOR the election of the persons listed for a term expiring in 2019.

        Each of the nominees listed below has agreed to serve as a director if elected. We know of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any nominee is unable to serve or for good cause will not serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy.

        The Governance, Risk & Nominating Committee has determined that each nominee listed below meets the criteria set forth in its charter and in the USANA Corporate Governance Guidelines. Those guidelines direct the committee to consider criteria such as the nominee's independence, expertise, and experience applicable to our business, substantive knowledge of our industry, high personal and professional ethics and the ability and willingness to devote the required time to the business of the Company. In addition, we believe that each nominee possesses the personal qualities and attributes we consider to be essential to allow the Board of Directors to fulfill its duties to the shareholders, including personal accountability, integrity, ethical leadership, risk management, business acumen, and the ability to exercise sound and independent business judgment.

Director Nominees

        The nominees for director are Robert Anciaux, Gilbert A. Fuller, Kevin Guest, J. Scott Nixon, Feng Peng, Myron W. Wentz, Ph.D., and Frederic Winssinger.

        Robert Anciaux, 72. Mr. Anciaux has served as a director of USANA since July 1996. Since 1990, he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. Additionally, since 1982, Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial, and real estate venture companies. In some of these privately held companies, Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles. We believe that Mr. Anciaux's financial expertise and experience in providing consulting and strategic advisory services to complex organizations, and his extensive experience and familiarity with the business of the Company qualify him to serve on our Board.

        Gilbert A. Fuller, 77, Independent Director, Audit Committee Chairman, Governance, Risk & Nominating Committee Chairman. Mr. Fuller has served as a director of USANA since September 2008. Prior to that, he served as our Executive Vice President, Chief Financial Officer, and Secretary since January 2006. Mr. Fuller joined USANA in May 1996, as the Vice President of Finance and served in this role until June 1999, when he was appointed as the Company's Senior Vice President. Before joining USANA, Mr. Fuller served in various executive positions for several companies. Mr. Fuller served as Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer, and direct seller of personal care products. He was also the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. He obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance. Mr. Fuller received a B.S. in Accounting and an M.B.A. from the University of Utah. In December 2012, Mr. Fuller was appointed as a director of Security National Financial Corporation, a NASDAQ-listed company. We believe that Mr. Fuller's more than 12 years of experience as an executive officer of USANA, his deep understanding of our business, people and products, his 15 years of experience as a financial officer in the direct selling industry, as well as his accounting, finance and corporate strategy expertise qualify Mr. Fuller to serve on our Board of Directors.

        Kevin Guest, 55, Chief Executive Officer. Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following our acquisition of the media, video, and event-productions company, FMG Productions founded by Mr. Guest, he became a full-time employee of the Company and he was promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer. Mr. Guest served in this role until May 2011, when he was appointed President of North America. In October 2012, he was appointed President of the Americas, Europe and South Pacific. In August 2014, Mr. Guest was appointed President of USANA and served in this role until August 2015, when he was appointed Co-Chief Executive Officer. He served in this role until November 2016 when he was appointed Chief Executive Officer. Mr. Guest earned a B.A. in Communications from Brigham Young University. Mr. Guest's important role as the leading force of our management and sales efforts and his talent as a motivating leader qualify him to serve as a member of the Board.

        J. Scott Nixon, 58, Independent Director, Audit Committee, Compensation Committee, Governance, Risk & Nominating Committee member. Mr. Nixon was appointed to our Board of Directors in October 2017. He is a certified public accountant, and retired in 2015 as a partner with PricewaterhouseCoopers LLP (PwC), where he spent over 31 years in various roles including Office Managing Partner and engagement partner over public and private companies in many industries. His career involved providing audit and business advisory services. Mr. Nixon was involved in numerous complex filings with the SEC on behalf of his clients. In 2007, Mr. Nixon returned from a four-year assignment in São Paulo, Brazil where he represented various interests of the PwC global firm to the 18-member firms in South and Central America, and led the implementation and compliance of the Sarbanes-Oxley requirements in those countries. Mr. Nixon has served as a member of the board of directors of ProLung, Inc. since November 2016. He also serves on several boards of directors for private and non-profit companies, including Deseret Trust Company as a member of the audit and executive committees since 2015 and Utah State University Board of Trustees, as chairman of the audit committee since 2011. Mr. Nixon is a National Association of Corporate Directors (NACD) Governance Fellow. He holds both a BA and Master of Accounting from Utah State University. Mr. Nixon was appointed director because of his extensive experience in public accounting, corporate development and leadership.

        Feng Peng, 44, Independent Director, Audit Committee, Compensation Committee and Governance, Risk & Nominating Committee member. Mr. Peng was elected to the Board in May 2016. From March 2013 to December 2016, Mr. Peng served as Chief Financial Officer of Ossen Innovation Co., Ltd. (NASDAQ:OSN), a China-based manufacturing company. Prior to that, Mr. Peng served as Senior Vice President at MZ Group from August 2007 until September 2012 where he was responsible for providing strategic consulting services related to U.S. capital markets to Chinese clients. At MZ Group, Mr. Peng conducted extensive financial and industry due diligence, performed analysis on companies' financials, and provided management teams of client companies with extensive coaching, including detailed intelligence on investor expectations, perceptions and concerns, industry analysis, compliance, and reporting and disclosure requirements. Prior to working at MZ Group, he served in various capacities at Thomson Financial and Citigroup. Mr. Peng has been trained in both finance and accounting. He received a Master of Science in Computer Science from the New Jersey Institute of Technology. He also received a bachelor's degree in Automation Control from Shanghai Jiao Tong University in Shanghai, China in 1995. Mr. Peng is a certified Senior International Finance Manager (SIFM) in China. Mr. Peng's qualifications to sit on our Board include his extensive business experience in China, as well as his financial and corporate strategy experience.

        Myron W. Wentz, Ph.D., 77, Founder and Chairman of the Board. Dr. Wentz founded USANA in 1992 and served as the Chief Executive Officer and Chairman of the Board from 1992 to July 2008, when he retired as Chief Executive Officer. In 1974, Dr. Wentz founded Gull Laboratories, Inc., which was a developer and manufacturer of medical diagnostic test kits and was the former parent corporation of USANA. Dr. Wentz was Chairman of Gull from 1974 until 1998. In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. ("Sanoviv"), a holistic integrative medical center and hospital located near Rosarito, Mexico. Joining a pathology group in Peoria, Illinois, from 1969 to 1973, Dr. Wentz served as infectious disease specialist and directed the microbiology and immunology laboratories for three hospitals in the Peoria area. He received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology and Immunology from the University of Utah. Dr. Wentz is our largest shareholder, founder, and the visionary force behind the science and mission of USANA. His vast education and professional experience as a microbiologist, immunologist, and pioneer in the development of human cell culture technology, as well as his service as our Chairman and former Chief Executive Officer, uniquely qualify him to serve as a member of our Board and as our Chairman.

        Frederic J. Winssinger, 49, Independent Director, Audit Committee, Compensation Committee and Governance, Risk & Nominating Committee member. Mr. Winssinger became a director in May 2016. Mr. Winssinger has been a Managing Partner of RW Partners LLC (RWP) since 2006. RWP is a commercial real estate private equity investment company based in Phoenix, Arizona. Mr. Winssinger also oversees his family's general investment operations and in 2014, he co-founded PlanninCore Wealth Advisors to provide investment advice to individuals and families. Prior to 2006, Mr. Winssinger worked in strategy consulting for the Boston Consulting Group and as a Portfolio Manager/Financial Analyst for JP Morgan Asset Management and other privately held asset management companies. Mr. Winssinger received a B.A. in Mathematics and Economics from Claremont McKenna College and an M.B.A from The Wharton School of the University of Pennsylvania. Mr. Winssinger's qualifications to sit on our Board include his 20 years of experience in financial analysis, and his training in evaluating corporate strategy towards the creation of shareholder value under sound corporate governance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR each director nominee named above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        We have adopted a number of policies and practices, some of which we describe in this section of the proxy statement, which highlight our commitment to sound corporate governance principles. We also maintain a corporate governance page on our website that includes additional related information, as well as our codes of conduct, principles of corporate governance, and the charters for each of the standing committees of the Board of Directors. The "Corporate Governance" page is located on the "Investor Relations" section of our website at www.usana.com. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Independent Directors

        In accordance with the current listing standards of The New York Stock Exchange ("NYSE"), the Board of Directors, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. The Board of Directors has determined that, with the exception of Dr. Wentz, Mr. Anciaux and Mr. Guest, who is our Chief Executive Officer, all of its members are "independent directors," using the definition of that term in the listed company manual of the NYSE. All members of the Board's Audit, Compensation, and Governance, Risk & Nominating Committees are independent directors, and all members of the Audit and Compensation Committees are independent in accordance with the additional standards applicable to those committees.

Communicating with the Board of Directors

        Our shareholders or other interested parties wishing to communicate with the Board of Directors, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group as follows:

  USANA Health Sciences, Inc.
  c/o James H. Bramble, General Counsel and Corporate Secretary
  3838 West Parkway Boulevard
  Salt Lake City, Utah 84120

        Please address any communication by e-mail to investor.relations@us.usana.com and mark "Attention: Corporate Secretary" in the "Subject" field.

        Our General Counsel serves as Corporate Secretary and determines, in his discretion, whether the nature of the communication is such that should be brought to the attention of the Board of Directors, a committee, the Lead Independent Director, or all independent directors. Accounting, audit, internal accounting controls, and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the non-management directors, or individual directors as appropriate. As a general matter, the Corporate Secretary does not forward spam, junk mail, mass mailings, job inquiries, surveys, business solicitations, advertisements, or offensive or inappropriate material.

Principles of Corporate Governance

        We have summarized below governance practices used to ensure effective independent oversight of Board decisions.

Stock Ownership Requirements

        To align the interests of our executive officers and members of the Board of Directors with the interests of our shareholders, and to promote our commitment to sound corporate governance, in October 2017 we formalized our stock ownership requirements for our executive officers. As approved by the Board of Directors, our officers are required to hold USANA common stock of a value equal to a multiple of their annual base salary as follows:

Position	Stock Ownership Requirement
Chief Executive Officer	1.5 times base salary
All other executive officers	1 times base salary

        More information about these stock ownership requirements is provided later in this Proxy Statement in the section titled "Compensation Discussion and Analysis."

Lead Independent Director

        Because the Board believes that strong, independent board leadership is an important aspect of corporate governance, the Board has historically utilized a Lead Independent Director. The Lead Independent Director is an independent director elected for a one year term by the other independent directors and is responsible for coordinating the activities of the other independent directors. The Lead Independent Director has the authority to preside at all executive sessions of the independent directors and at meetings of the Board of Directors when the Chairman is not present, and is a contact person for shareholders and third parties who may desire to contact the Board independently of the Chairman. Mr. Fuller was Lead Independent Director during fiscal year 2017.

Separation of Chairman and Chief Executive Officer Roles

        Although the Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman should be separate, USANA has separately maintained these roles since 2008. Separating the Chief Executive Officer and Chairman roles allows us to efficiently develop and implement corporate strategy that is consistent with the Board's oversight role, while facilitating strong day-to-day leadership. Our founder, Dr. Myron Wentz, is the Chairman of our Board of Directors and Kevin Guest is our Chief Executive Officer and reports directly to the Board. The Board believes it is most appropriate to retain the discretion and flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

        We believe it is currently appropriate to separate the roles of Chief Executive Officer and Chairman of the Board as a result of the demands of and differences between each role. Our Chief Executive Officer is responsible for setting the strategic direction for the Company, with guidance from the Board. The Chief Executive Officer is also responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Although Dr. Wentz is not independent under the rules of the NYSE, the Board believes the experience, leadership and vision he provides as Chairman of the Board are essential to the short-and-long-term success of the Company.

Term Limits and Mandatory Retirement Age

        The Board of Directors does not believe it should establish a maximum length of service or a mandatory retirement age for directors. The Board believes that the skill set and perspectives of its members should remain sufficiently current and broad in dealing with current and changing business dynamics, and therefore seeks to maintain a balance of directors with varying lengths of service and ages. While the Board recognizes that term limits and/or a mandatory retirement age could assist in this regard, they may have the unintended consequence of forcing the Board and the Company to lose the contribution of directors who over time have developed increased judgment, knowledge, and valuable insight into the Company and its operations. The Board also believes that there are other, more effective means to address board refreshment, including through a robust annual self-assessment process.

Executive Sessions of Non-Management Directors

        In accordance with the NYSE, our independent directors on the Board of Directors and on its standing committees regularly meet in executive session without employee directors or other executive officers present as part of every regularly scheduled meeting. The Lead Independent Director chairs these executive sessions. In the event that the Lead Director cannot preside at an executive session, the committee chairs of the Audit, Compensation and Governance, Risk & Nominating Committees lead these meetings on a rotating basis.

Prohibition Against Pledging USANA Securities and Hedging Transactions

        Consistent with our Insider Trading Policy, we prohibit our executive officers and members of the Board of Directors from pledging our common stock or other securities and engaging in hedging transactions with respect to our securities. Our policies specifically prohibit our executive officers and non-employee directors from holding our securities in any margin account for investment purposes or otherwise using our securities as collateral for a loan. Our policy prohibits the purchasing of certain instruments (including prepaid variable forward contracts, equity swaps, and collars) and engaging in short sales of our stock and other similar transactions that could be used to hedge or offset any decrease in the value of our securities.

Code of Ethics

        We have adopted a code of ethics that applies to all of our directors, officers (including our Chief Executive Officer and Chief Financial Officer), and employees. We require that all of our directors, officers, and employees certify on an annual basis that they comply with the code. In the future, if we make any amendment to, or grant any waivers of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we will disclose such amendment or waiver and the reasons therefor on a Current Report on Form 8-K or on our next periodic report filed under the Securities Exchange Act of 1934, as amended ("Exchange Act").

Corporate Governance Guidelines

        We have also adopted Corporate Governance Guidelines that outline the Company's corporate governance policies and principles.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Governance, Risk & Nominating Committee. Each committee meets regularly and you may find the written charters for the committees on the "Corporate Governance" page of the "Investor Relations" section of our website at www.usana.com. At each regularly scheduled Board meeting, the Chair or a member of each committee reports on any significant matters addressed by the committee.

Annual Assessment of Board Effectiveness

        To ensure that our Board of Directors and its committees are performing effectively and in the best interests of the Company and its shareholders, the Board performs an annual assessment of itself, its committees, and its members, overseen by the Governance, Risk & Nominating Committee.

Risk Oversight and Management

        Our Board of Directors is actively involved in the oversight and management of the material risks that could affect the Company. The Board of Directors carries out its risk oversight and management responsibilities by monitoring risk directly as a full board and, where appropriate, through its committees. Effective risk oversight is a priority of the Board of Directors.

        Our Board of Directors has delegated primary responsibility for overseeing our risk management process to the Audit Committee. The Audit Committee oversees our risk identification and mitigation processes and specifically oversees management of our financial, legal and fraud policies, as well as our regulatory compliance risks. This includes regular evaluation of risks related to the Company's financial statements, including internal control over financial reporting, and risks relating to liquidity, capital structure, and investments, including land acquisition and development. The Board and its committees also receive regular reports from members of senior management on areas of material risk to the company, including strategic, operational, financial, legal, and regulatory risks. While the Board has an oversight role, management has the direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the company. Each standing committee of the Board has the following risk oversight responsibilities and provides regular reports to the Board on at least a quarterly basis:

Audit Committee

        The Audit Committee oversees the management of the following financial risks:

  •
  accounting matters

  •
  liquidity and credit risks

  •
  corporate tax positions

  •
  insurance coverage

  •
  cash investment strategy

  •
  financial results

        In addition, the committee is responsible for managing risk relating to our financial and business process systems, including the performance of our internal audit function and its independent registered public accounting firm, whistleblower complaints and internal investigations, systems of internal controls and disclosure controls and procedures, and IT security matters.

Compensation Committee

        The Compensation Committee oversees the management of the following risks:

  •
  executive compensation;

  •
  compensation and benefit plans and arrangements;

  •
  compensation strategies, practices and policies; and

  •
  Board of Directors' compensation.

        The Compensation Committee ensures that our compensation programs, including those applicable to our executives, do not encourage excessive risk taking. The Compensation Committee works periodically with its independent compensation consultant to structure executive compensation plans that are appropriately balanced and that incentivize management to act in the best interest of our shareholders.

Governance, Risk & Nominating Committee

        The Governance, Risk & Nominating Committee oversees management of the following risks:

  •
  corporate governance practices;

  •
  compliance and ethics programs;

  •
  regulatory risk;

  •
  director independence;

  •
  Board composition;

  •
  Board performance; and

  •
  annual assessment of Board effectiveness.

        The committee also reviews, monitors and assesses the allocation of responsibility for risk oversight among the Board and the standing committees of the Board.

Composition and Meetings of the Board of Directors and its Committees

        The shareholders elect our Board of Directors annually for one-year terms. Currently we have eight directors, with seven directors standing for re-election at the 2018 Annual Meeting of Shareholders. In connection with pursuing other business endeavors, Mr. Williams is not standing for re-election to the Board in 2018. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board of Directors met four times during fiscal year 2017 and each director attended at least 75% in the aggregate of the total number of meetings of the Board of Directors and the committees on which he served during fiscal year 2017. We encourage, but do not require, members of the Board of Directors to attend our Annual Meeting of Shareholders, and five of our (then) seven directors attended last year's Annual Meeting.

Audit Committee

        The Audit Committee has been formed to comply with the requirements of the definition of "audit committee" under Section 3(a)(58)(A) of the Exchange Act. Members of the Audit Committee as of December 30, 2017 include its chair, Mr. Fuller, and directors Nixon, Peng, Williams, and Winssinger. The Board of Directors has determined that each member of the Audit Committee meets the independence criteria established by the SEC under Rule 10A-3 under the Exchange Act and qualifies under the independence standards of the NYSE. The Board of Directors has determined that each member of the Audit Committee is financially literate, as interpreted by the Board in its business judgment. The Board has also determined that each member of the committee, with the exception of Mr. Peng, qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Board has also determined that each member of the committee qualifies as an "independent director" as independence for audit committee members is defined in the NYSE listing standards. The Audit Committee met 17 times during fiscal 2017.

        The Audit Committee appoints and establishes the compensation for our independent registered public accounting firm, approves in advance all engagements with the independent registered public accounting firm to perform audit and non-audit services, reviews and approves the procedures used by us to prepare our periodic reports, reviews and approves our critical accounting policies. The Audit Committee also discusses audit plans and reviews results of the audit engagement with our independent registered public accounting firm, obtains and reviews a report of our independent registered public accounting firm describing certain matters required by the listing standards of the NYSE, reviews the independence of our independent registered public accounting firm, oversees our internal audit function and our accounting processes, including the adequacy of our internal control over financial reporting and, where it determines to do so, makes recommendations to the Board of Directors with respect to rotation of the lead partner or the independent registered public accounting firm. Our independent registered public accounting firm and internal audit department report directly to the Audit Committee. The Audit Committee also oversees and approves certain related party transactions and other matters that may involve conflicts of interest. In fulfilling these functions, our Audit Committee reviews and makes recommendations to our Board of Directors with respect to certain financial and accounting matters.

Governance, Risk & Nominating Committee

        The Governance, Risk & Nominating Committee of the Board of Directors reviews, develops and makes recommendations regarding various matters related to the Board of Directors, including its size, composition, standing committees and practices. The Committee also reviews and implements corporate governance policies, practices, and procedures. The Governance, Risk & Nominating Committee reviews the performance and effectiveness of the Board of Directors, its standing committees, and its individual members. The Committee met four times during fiscal 2017. Members of the Governance, Risk & Nominating Committee as of December 30, 2017, were its chair, Mr. Fuller, and directors

Nixon, Peng, Williams, and Winssinger. Each member of the Governance Committee meets the definition of "independent" set forth in the NYSE standards.

        The Governance, Risk & Nominating Committee may from time to time consider qualified nominees who are recommended by shareholders. The Governance, Risk & Nominating Committee does not use different standards for evaluating nominees based on whether they have been suggested by our shareholders or by our directors. Shareholders who wish to make such a recommendation may do so by sending a written notice to our Corporate Secretary, as described under the heading "Shareholder Proposals for 2019 Annual Meeting" below.

Compensation Committee

        The Compensation Committee has responsibility, authority, and oversight relating to the development of our overall compensation strategy and compensation programs. The Compensation Committee establishes our compensation philosophy and policies, and it oversees compensation plans for our executive officers and non-executive employees. The Compensation Committee seeks to ensure that our compensation policies and practices promote shareholder interests and support our compensation objectives and philosophy. Members of the Compensation Committee as of December 30, 2017, were its Chair, Mr. Williams, and directors Nixon, Peng, and Winssinger. Each member of the Compensation Committee qualifies as an "outside director," within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and as an independent director under the NYSE listing standards, for purposes of compensation committee service.

        The Compensation Committee met five times during fiscal 2017. The Compensation Committee's responsibilities include: (i) reviewing and recommending to the Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering our equity and long-term incentive compensation plans. The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis included in this Proxy Statement. The Compensation Committee determines the compensation of our named executive officers.

        To assist it in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. For purposes of advice and consultation with respect to compensation of our executive officers during fiscal 2016 and 2017, the Compensation Committee engaged Frederic W. Cook & Co. ("FW Cook"), a national compensation consulting firm. Prior to engaging FW Cook, the Committee considered and assessed FW Cook's independence. To ensure FW Cook's continued independence and to avoid any actual or apparent conflict of interest, the Committee does not permit FW Cook to be engaged to perform any services for USANA beyond those services provided to the Committee. The Committee has sole authority to retain or terminate FW Cook as its executive compensation consultant and to approve its fees and other terms of engagement. The Committee regularly, but not less than annually, considers the independence of its compensation consultant and determines whether any related conflicts of interest require disclosure.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee at December 30, 2017, was comprised of D. Richard Williams, Chair, J. Scott Nixon, Feng Peng, and Frederic J. Winssinger. All members of the Compensation Committee are independent directors. None of the members of our Compensation Committee has ever been an officer or employee of USANA or any of our subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure under "Transactions with Related Persons." During fiscal year 2017, none of our executive officers served as a director or member of the compensation committee (or other committee of the board of directors performing equivalent functions) of another entity that had an executive officer serving on our Board of Directors.

DIRECTOR COMPENSATION

        Our director compensation program is designed to attract and fairly compensate highly qualified, non-employee directors to represent our shareholders on the Board of Directors and to act in the shareholders' best interests. The director compensation program was recommended to and approved by our Board of Directors. The annual Board retainer paid by us to our non-employee directors consists of a quarterly cash retainer. Directors also generally receive an initial grant of equity in the form of deferred stock units ("DSUs"), followed by annual equity grants. Our executive officers do not play any role in determining or recommending the amount of non-employee director compensation, except that Mr. Guest votes on the recommendations of the Compensation Committee in his capacity as a member of the Board of Directors.

        Our Board of Directors includes Mr. Guest, who is an executive officer of the Company, and Dr. Wentz, who is our Founder. Dr. Wentz has elected not to receive compensation as a director. Mr. Guest does not receive any cash or other additional compensation for his service as a director. Information regarding the determination of Mr. Guest's compensation can be found in the "Compensation Discussion and Analysis" and the "Executive Compensation Tables" below.

Fiscal Year 2017 Board Compensation

        For the purpose of determining non-employee director compensation, the Compensation Committee considered recommendations from FW Cook, the Director Compensation Report published by the National Association of Corporate Directors, and other resources. The Compensation Committee also considered an overview of the corporate governance environment as well as recent trends and developments relating to director compensation. The Committee also specifically considered the amounts payable under and the various components of our director compensation program, as well as the aggregate director compensation cost, in comparison to the boards of directors of the same group of peer companies that the Compensation Committee used in determining executive compensation.

        Cash Compensation.    In fiscal year 2017, our non-employee directors were paid an annual cash retainer of $91,400. Additional amounts were also paid in 2017 to our Senior Director ($13,600 per year), Audit Committee Chair ($18,200), Compensation Committee Chair ($11,200), and Governance, Risk & Nominating Committee Chair ($6,800). Under this program, our non-employee directors are not entitled to receive meeting attendance fees unless the Board, or any standing Board committee, is required to hold an unusually high number of meetings, in which case the Compensation Committee may, in its discretion, approve additional compensation for those directors affected by these additional meetings. We reimburse the directors for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. We pay the retainer fees set forth above in quarterly installments.

        Equity Compensation.    We also have an equity compensation program for our non-employee directors. This program involves an initial grant of equity, usually in the form of DSUs, in connection with the initial election or appointment to the Board of Directors, with the target delivered value prorated for the fiscal year based on the date of election or appointment. Initial equity awards generally vest in four equal quarterly installments beginning on the quarter following the grant date. We also make annual equity awards to each director. These awards also vest in four equal quarterly installments beginning on the quarter following the grant date. All vested DSUs are exchanged for shares of the Company's common stock upon the termination of service of the director. By delivering a portion of the annual director retainer in the form of equity-based compensation, the structure strengthens the alignment between the interests of our non-employee directors and our shareholders.

Director Compensation Table

        The following table sets forth the compensation awarded to, or earned by, each of our non-employee directors for the 2017 fiscal year. Dr. Wentz did not receive any compensation for his services as a director and Mr. Guest did not receive additional compensation for his services as a director. Accordingly, Mr. Guest's compensation is reported in the section of this Proxy Statement captioned "Executive Compensation" and is not included in the table below. In fiscal year 2017, equity awards to non-employee directors were made using DSUs as indicated in the table below.

Director Compensation Table

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Myron W. Wentz	—	—	—	—
Robert Anciaux(4)	$105,000	$52,444	—	$157,444
Gilbert A. Fuller(5)	$116,400	$52,444	—	$168,844
J. Scott Nixon(6)	$22,850	$52,442	—	$75,292
D. Richard Williams(7)	$102,600	$104,998	—	$207,598
Feng Peng(8)	$91,400	$104,998	—	$196,398
Frederick J. Winssinger(9)	$91,400	$104,998	—	$196,398

(1)
This amount reflects the aggregate dollar amount of all cash compensation earned for service as a director, including the retainers and, if applicable, meeting attendance fees described in the paragraph captioned "Cash Compensation" above.

(2)
These amounts set forth in the "Stock Awards" column represent the aggregate grant date fair value of the DSUs granted during fiscal year 2017, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The aggregate grant date fair value is calculated using the closing price of our common stock on the grant date as if all of the shares underlying these awards were vested and delivered on the grant date. Each of these awards was granted under the 2015 Equity Incentive Plan of the Company.

(3)
Non-employee directors do not receive any other perquisites or personal benefits or property as part of their compensation.

(4)
Stock award amount represents fair value on grant date of 822 DSUs granted to Mr. Anciaux on July 24, 2017. The shares vest in two equal amounts on December 31, 2017, and April 1, 2018. Mr. Anciaux currently serves as Senior Director.

(5)
Stock award amount represents fair value on grant date of 822 DSUs granted to Mr. Fuller on July 24, 2017. The shares vest in two equal amounts on December 31, 2017, and April 1, 2018.

(6)
Stock award amount represents fair value on grant date of 859 DSUs granted to Mr. Nixon on October 23, 2017, upon his appointment to the Board. The shares vest in two equal amounts on December 30, 2017, and March 31, 2018.

(7)
Stock award amount represents fair value on grant date of 1,880 DSUs granted to Mr. Williams on May 1, 2017. The shares vest in four equal quarterly installments, commencing on the last day of the Company's second fiscal quarter of 2017.

(8)
Stock award amount represents fair value on grant date of 1,880 DSUs granted to Mr. Peng on May 1, 2017. The shares vest in four equal quarterly installments, commencing on the last day of the Company's second fiscal quarter of 2017.

(9)
Stock award amount represents fair value on grant date of 1,880 DSUs granted to Mr. Winssinger on May 1, 2017. The shares vest in four equal quarterly installments, commencing on the last day of the Company's second fiscal quarter of 2017.

PROPOSAL #2—RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending December 29, 2018. KPMG has served as our independent registered public accounting firm since September 16, 2013. Services provided to the Company by KPMG in the fiscal year ended December 30, 2017, and the fiscal year ended December 31, 2016 are described below.

        We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we believe it is a sound corporate governance practice. If our shareholders do not ratify the selection, the Audit Committee will consider whether or not to retain KPMG but may retain them.

        The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from shareholders.

Independence

        KPMG has advised us that it has no direct or indirect financial interest in the Company or in any of its subsidiaries and that during 2017, it had no connection with the Company or any of its subsidiaries, other than as its independent registered public accounting firm or in connection with certain other services, as described below.

Audit Fees

        During fiscal year 2017, we entered into an engagement agreement with KPMG, which set forth the terms by which KPMG agreed to perform audit services for the Company. Those services consisted of the audit of the annual consolidated financial statements of the Company, and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements, stand-alone audits of subsidiaries, and accounting consultations, consents, other services related to SEC filings by the Company and its subsidiaries, tax compliance services and transfer pricing services. KPMG did not perform any financial information systems design and implementation services for the Company for fiscal year 2017.

        During fiscal year 2016, KPMG performed services consisting of the audit of the annual consolidated financial statements of the Company, and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements, stand-alone audits of subsidiaries, and accounting consultations, consents, other services related to SEC filings by the Company and its subsidiaries, tax compliance services and transfer pricing services. KPMG did not perform any financial information systems design and implementation services for the Company for fiscal year 2016.

        The following table summarizes the fees paid by us to KPMG during fiscal years 2016 and 2017.

Type of Service and Fee	Fiscal Year 2016	Fiscal Year 2017
Audit Fees	$1,958,641	$2,074,116
Audit Related Fees	—	—
Tax Fees	$64,650	$111,300
All Other Fees	—	—

Total Fees	$2,023,291	$2,185,416

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of five directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules, and USANA's Corporate Governance Principles, and operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal control over financial reporting.

        The Audit Committee selects, subject to shareholder ratification, the Company's independent registered public accounting firm, and oversees and monitors the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee selected KPMG as the Company's independent registered public accounting firm for fiscal year 2017. KPMG is responsible for performing independent audits of the Company's consolidated financial statements and internal control over financial reporting and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company's internal control over financial reporting KPMG is also responsible for communicating its judgments as to the quality and the acceptability of the Company's financial reporting, and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (PCAOB).

        The Committee discussed with KPMG its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in KPMG's written disclosures, and the letter from KPMG to the Committee pursuant to the applicable requirements of the PCAOB regarding the firm's communications with the Audit Committee concerning its independence. The Committee also discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

        Further, the Committee discussed with the Company's internal audit executive and KPMG the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit executive and representatives of the independent registered public accounting firm, with and without management present, to discuss the results of the examinations, their evaluations of the Company's internal controls (including internal control over financial reporting), and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in USANA's Annual Report on Form 10-K for the fiscal year ended December 30, 2017 filed with the Securities and Exchange

Commission. The Committee also evaluated and reappointed KPMG as the Company's independent registered public accounting firm for fiscal 2018.

        Respectfully submitted by the members of the Audit Committee:

Gilbert A. Fuller, Chairman J. Scott Nixon Feng Peng D. Richard Williams Frederic Winssinger

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

        It is the policy of the Audit Committee, as set forth in the Audit Committee's Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and permissible non-audit services provided to the Company by its independent registered public accounting firm. The Audit Committee pre-approves any engagement of KPMG and has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval.

        Prior to the performance of any services, the Audit Committee approves all audit and non-audit services to be provided by the Company's independent registered public accounting firm and the fees to be paid therefor. Although the Sarbanes-Oxley Act permits the Audit Committee to pre-approve some types or categories of services to be provided by the independent registered public accounting firm, it is the current practice of the Audit Committee to specifically approve all services provided by the independent registered public accounting firm in advance, rather than to pre-approve any type of service. In connection with this practice, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG's independence established policies and procedures for the pre-approval of audit, audit related, tax and permissible other services to be provided to the Company by its independent registered public accounting firm. All fees listed in the table above were pre-approved by the Audit Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP, as the Company's independent registered public accounting firm for fiscal year 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock, as of March 7, 2018, by (1) each person known by us to be the beneficial owner of more than 5% of the issued and outstanding common stock based upon their most recent filings or correspondence with the SEC, (2) our Named Executive Officers and the directors individually, and (3) the Named Executive Officers and directors as a group. Except as indicated in the footnotes below, each of the persons listed below is believed to exercise sole voting and investment power over the shares of common stock that are listed for such individual or entity in this table.

Name and Address	Number of Shares(1)	Percent of Class(2)
Beneficial Owners of More Than 5%
Gull Global, Ltd.	11,522,053	47.9%
PO Box N-4899, 2/F Bahamas Financial Ctr.
Shirley & Charlotte Streets
Nassau, C5 BH1-1000
Renaissance Technologies LLC(3)	1,930,966	8.0%
800 Third Avenue
New York, New York 10022
FMR LLC(4)	1,549,638	6.4%
245 Summer Street
Boston, MA 02210
Directors and Executive Officers
Myron W. Wentz, Ph.D.(5)	11,522,053	47.9%
Chairman of the Board
Kevin G. Guest(6)	2,169	*
Chief Executive Officer
Jim Brown(7)	2,971	*
President & COO
G. Douglas Hekking(8)	2,289	*
Chief Financial Officer
Paul A. Jones(9)	10,702	*
Chief Leadership Development Officer
David Mulham(10)	6,000	*
Chief Field Development Officer
Dan Macuga(11)	1,941	*
Chief Communications and Marketing Officer
Robert Anciaux, Director(12)	10,630	*
Gilbert A. Fuller, Director(13)	4,822	*
Feng Peng(14)	3,660	*
Frederic Winssinger(15)	3,660	*
J. Scott Nixon(16)	859	*
Directors and Officers as a group (12 persons)	11,571,756	48.0%

*
Less than one percent.

(1)
All entries exclude beneficial ownership of shares that are issuable pursuant to SSARs that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of March 7, 2018.

(2)
Percentages are rounded to nearest one—tenth of one percent. Percentages are based on 24,066,524 shares outstanding on March 7, 2018. Shares of common stock subjected to SSARs that are presently exercisable or exercisable within 60 days of March 7, 2018 are deemed to be beneficially owned by the person holding the SSARs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)
Reflects the number of shares held at year-end, as reported on Form SC 13G/A filed on February 14, 2018.

(4)
Reflects the number of shares held at year-end, as reported on Form SC 13G/A filed on February 13, 2018.

(5)
Includes 11,522,053 shares held of record by Gull Global, Ltd., a Bahamas company, which is 100% owned by Dr. Wentz. Because of his control of Gull Global, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares that are owned of record by Gull Global, Ltd.

(6)
Includes 791 shares that are held of record and 1,378 shares that are held in the executive's 401(k) account.

(7)
Includes 791 shares that are held of record and 2,180 shares that are held in the executive's 401(k) account.

(8)
Includes 1,403 shares that are held in the executive's 401(k) account and 886 shares that are issuable pursuant to RSUs, which vest within 60 days of March 7, 2018.

(9)
Includes 10,702 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 7, 2018. This share count assumes settlement of this individual's SSARs at the closing market price on March 7, 2018.

(10)
Includes 873 shares that are held of record and 5,127 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 7, 2018. This share count assumes settlement of this individual's SSARs at the closing market price on March 7, 2018.

(11)
Includes 503 shares that are held of record and 1,438 shares that are held in the executive's 401(k) account.

(12)
Includes 10,630 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 7, 2018.

(13)
Includes 4,822 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 7, 2018.

(14)
Includes 3,660 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 7, 2018.

(15)
Includes 3,660 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 7, 2018.

(16)
Includes 859 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 7, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file statements reporting their initial beneficial ownership of common stock and any subsequent changes in beneficial ownership, with the SEC, by specified due dates that have been established by the SEC.

        Based solely upon our review of (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during our 2017 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during fiscal year 2017, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers and persons beneficially holding more than 10% of our outstanding common stock were complied with by these individuals.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

        In the ordinary course of business, we may engage in transactions which have the potential to create actual or perceived conflicts of interest between USANA and our directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full Board of Directors. While we have not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

  •
  information regarding the goods or services that are proposed to be provided, or that are being provided, by or to the related party;

  •
  the nature of the transaction and the costs to be incurred by the Company;

  •
  an analysis of the costs and benefits that are associated with the transaction and a comparison of alternative goods or services that are available to the Company from unrelated parties;

  •
  an analysis of the significance of the transaction to the Company;

  •
  whether the transaction would be in the ordinary course of our business;

  •
  whether the transaction is on terms that are comparable to those that could be obtained in an arm's-length dealing with an unrelated third party; and

  •
  whether the transaction could result in an independent director no longer being considered to be independent under the NYSE rules.

        After considering these and other relevant factors, the Audit Committee either (1) approves or disapproves the related party transaction, or (2) requests that the full Board of Directors consider the matter. The Audit Committee will not approve any related party transaction which is not on terms that it believes are both fair and reasonable to USANA.

Related Party Transactions

        The Company's Founder and Chairman of the Board, Myron W. Wentz, PhD is the sole beneficial owner of the largest shareholder of the Company, Gull Global, Ltd. As of March 7, 2018, Gull Global, Ltd. owned 47.9% of the Company's issued and outstanding shares. Dr. Wentz devotes much of his personal time, expertise, and resources to a number of business and professional activities outside of USANA. The most significant of these is the Sanoviv Medical Institute, which is a unique, fully integrated health and wellness center located near Rosarito, Mexico that Dr. Wentz founded in 1998. Dr. Wentz's private entity, Sanoviv S.A. de C.V. ("Sanoviv"), contracts with Amarevita S DE RL DE CV (formerly Medicis, S.C.) ("Amarevita"), an entity that is owned and operated independently of Dr. Wentz, to conduct the operations of the Sanoviv Medical Institute. Sanoviv leases the medical building to Amarevita and Amarevita carries out all of the operations of the medical institute, which include employing all of the medical and healthcare professionals who provide services at the medical institute. The Amarevita medical and healthcare professionals possess expertise in the fields of human health, digestive health, nutritional medicine, lifestyle medicine and other medical fields that are important to USANA.

        Amarevita performs research and development of novel product formulations for future development and production by USANA, and they also perform research and development of improvements in existing USANA product formulations. In addition to providing contract research services, Amarevita provides physicians and other medical staff to speak at USANA Associate events. Finally, Amarevita performs health assessments and physical examinations for the Company's Executives. In consideration for these services, USANA paid Amarevita $383,000, $322,000, and $337,000 in 2015, 2016, and 2017, respectively. The Company's agreements with Amarevita were approved by the Audit Committee in advance of the Company's entry into the agreements. USANA's collaboration with Amarevita is terminable at will by USANA at any time, without any continuing commitment by USANA.

        The Company has had a long-standing relationship with Drive Marketing, a promotional product distributor located in Sandy, Utah. Drive Marketing provides the Company with customized products for Associate recognition. The Company paid Drive Marketing $420,000, $523,000. and $781,000, in 2015, 2016 and 2017, respectively. During 2016, Drive Marketing hired Nathan Guest as a sales representative for its various network marketing accounts, including the Company's account. Nathan Guest is the son of Kevin Guest, our Chief Executive Officer. Drive Marketing is one of many promotional product distributors utilized by the Company. The Company's relationship with Drive Marketing is terminable at will by the Company at any time without any continuing commitment.

        The Company has had a long standing contractual relationship with Shane Farmer, the sole owner of Dark Horse Rowing, LLC located in San Diego, California. Mr. Farmer provides consulting and other advisory services to the Company related to its development of nutritional products. The Company paid Dark Horse Rowing, LLC $129,000, $136,000, and $135,000, in 2015, 2016 and 2017, respectively. During 2017, Shane Farmer became the stepson of Dr. Wentz, the Company's founder and Chairman of the Board. Mr. Farmer is one of many consultants and experts utilized by the Company to advise on nutrition. The Company's relationship with Dark Horse Rowing is terminable at will by the Company at any time without any continuing commitment.

EXECUTIVE OFFICERS

        Our executive officers at December 30, 2017 and as of the date of this Proxy Statement were:

Name	Position
Kevin G. Guest	Chief Executive Officer and Director
Jim Brown	President and Chief Operating Officer
G. Douglas Hekking	Chief Financial Officer
Paul A. Jones	Chief Leadership Development Officer
James H. Bramble	Chief Legal Officer and Corporate Secretary
Daniel A. Macuga	Chief Communications and Marketing Officer
Robert Sinnott	Chief Scientific Officer
Walter Noot	Chief Information Officer
David Mulham	Chief Field Development Officer

        The following information is provided to us by our executive officers.

        Kevin G. Guest, 55, Chief Executive Officer. Mr. Guest's biographical and business background information are provided for you in the section above titled "Director Nominees," where he is listed as a nominee for director.

        Jim Brown, 49, President and Chief Operating Officer. Mr. Brown joined USANA in 2006 as Vice President of Operations. In July 2011, he was appointed Vice President of Global Operations and served in that role until July 2012, when he was appointed Chief Production Officer. He served in that role until November 2013 when he was appointed Chief Operating Officer. He served in that role until November 2016 when he was appointed President and Chief Operating Officer. Prior to joining USANA, Mr. Brown was employed at Sonoco as a plant manager where he was responsible for safety, quality, finance, production, and maintenance. Mr. Brown received a bachelor's degree with a double major in computer science and math as well as an M.B.A. from Francis Marion University in Florence, South Carolina.

        G. Douglas Hekking, 48, was promoted from Executive Vice President of Finance, a position that he has held since May 2016, to Chief Financial Officer in May 2017. Mr. Hekking joined USANA in 1992 and served in several management positions until March 1996, when he was appointed as Controller. Mr. Hekking served as Controller from March 1996 until February 2005, when he was appointed as Vice President of Finance. He served as Vice President of Finance until July 2007, when he transitioned to our operations group and was appointed as Executive Director of Special Projects. He served in this position until May 2011, when he was promoted to Chief Financial Officer. Mr. Hekking served in this role until December 2012, when he stepped aside to attend to certain family health matters. In December 2012, Mr. Hekking was appointed as Vice President of Finance until May 2016, when he was appointed as Executive Vice President of Finance. Mr. Hekking received a B.S. in accounting from the University of Utah and an M.B.A. from Brigham Young University.

        Paul A. Jones, 54, Chief Leadership Development Officer. Mr. Jones joined USANA in 2005 as Vice President of Human Resources and served in this role until June 2007, when he left to complete a three-year service mission. Mr. Jones returned as Vice President of Human Resources in July 2010, and served in this role until December 2012, when he was appointed Chief Financial Officer. In August 2015, Mr. Jones was also appointed Chief Leadership Development Officer. Prior to joining USANA, Mr. Jones was Vice President of Human Resources and later Vice President of Operations for Associated Food Stores, Inc. Mr. Jones received a B.S. in finance from Utah State University and M.A. in organizational management from the University of Phoenix. Mr. Jones is also a Certified Management Accountant.

        James H. Bramble, 48, Chief Legal Officer and Corporate Secretary. Mr. Bramble joined USANA in March 1998 to manage the Compliance and Legal Departments. In April 2006, he was appointed Vice President and General Counsel. In July 2008, Mr. Bramble was also appointed Corporate Secretary, and served in these roles until May 2011, when he was appointed Chief Legal Officer and Corporate Secretary. Prior to joining USANA, Mr. Bramble was employed with Novus Services. Mr. Bramble received a B.S. in political science with a minor in Spanish from the University of Utah in Salt Lake City, Utah. He received his J.D. from the S.J. Quinney College of Law at the University of Utah.

        Daniel A. Macuga, Jr., 48, Chief Communications and Marketing Officer. Mr. Macuga joined USANA in 2007 as Vice President of Network Development and Public Relations. In July 2008, he was appointed as Vice President of Marketing, Public Relations and Social Media and served in that role until December 2011, when he was appointed Chief Communications Officer. He served in that role until February 2014 when he was appointed Chief Communications Officer and Executive Vice President of Field Development for the Americas. He served in that role until November 2016 when he was appointed Chief Communications Officer. Prior to joining USANA, Mr. Macuga was employed at the Chrysler Corporation, where he spent 15 years working closely with independent dealership entrepreneurs to help them build their businesses, increase awareness for their products, and keep them focused on effective customer relationship management. Mr. Macuga received a B.A. in communications from the University of California, San Diego.

        Robert A. Sinnott, M.N.S., Ph.D., 53, joined USANA as our Chief Scientific Officer in August 2016. From 2005 to 2016, he was Chief Science officer of Mannatech, Inc. From 2009 to 2012, he also served as Co-Chief Executive Officer and from 2012 to 2016 as CEO of Mannatech. During his tenure at Mannatech, Dr. Sinnott has served to further the company's proprietary science, research and development, and initiated independent clinical trials, was responsible for oversight of quality assurance/quality control, global regulatory affairs, legal department, human resources, and global supply chain. Dr. Sinnott has held scientific and business positions in both industry and government over the past 25 years with experience in life sciences, chemistry, biotechnology and nutrition. For the past 18 years, he has worked directly in the dietary supplement industry both in the United States and internationally. From 2006 to 2011, Dr. Sinnott held a seat on the Board of Directors of the Council of Responsible Nutrition's (the "CRN"), the leading trade association representing ingredient suppliers and manufacturers of dietary supplements. From 2009 to 2011, Dr. Sinnott also served as chair of the Senior Scientific Advisory Committee (SSAC) for the CRN. The SSAC is comprised of the highest-ranking scientific officers of member companies. Its role is to assist the CRN with development and implementation of scientific strategy relating to scientific publications, scientific policies and programs by government agencies. Dr. Sinnott holds a B.S. degree in Biological Sciences, a Masters in Natural Science, and a Ph.D. in Plant Sciences from Arizona State University, in Tempe, Arizona. His focus was on applied biological sciences, including biotechnology and plant medicinal chemistry.

        Walter Noot, 52, joined USANA as Chief Information Officer in December 2016. Mr. Noot has more than two decades of executive leadership experience and has worked with a wide range of businesses in many industries, from start-ups to multibillion-dollar companies. From 2014 until 2016, he was an executive officer of Young Living Essential Oils, LC, where he served as Chief Information Officer and Senior Vice President of Operations before joining USANA. While at Young Living he oversaw improvements to the supply chain, implementation of a new ERP, and a software systems rebuild. Prior to joining Young Living, Mr. Noot was COO of MonaVie, another direct sales company from 2012 to 2014 and has held leadership positions with Computer Associates, Canon (Oce), and Onyx Graphics. He holds a B.S. degree in mechanical engineering from Brigham Young University.

        David Mulham, 57, Chief Field Development Officer. Mr. Mulham joined USANA in 2009 as Field Development, Marketing and Customer Service Manager for Australia and New Zealand. In February 2011, he was appointed General Manager, for Australia and New Zealand and served in that role until June 2011, when he was appointed Vice President, Pacific Region (Australia, New Zealand and Philippines). In February 2014 he was appointed Executive Vice President of Field Development, Pacific Region and then in May 2015 he was appointed Executive Vice President, Pacific Region. He served in that role until January 2016 when he was appointed Executive Vice President, Pacific and Europe and then in September 2016, he was appointed Executive Vice President, the Americas, Pacific and Europe. He served in that role until February 2017, when he was appointed Chief Field Development Officer. Prior to joining USANA, Mr. Mulham had extensive experience in the Direct Selling Industry having worked for Amway, Mary Kay, Nutri Metics and Dorling Kindersley Family Learning. He subsequently worked in property development as Director of both Hunter Valley Gardens and Tempus Two Winery. Mr. Mulham has a post graduate diploma from Macquarie Graduate School of Management, Sydney, and received the Silver Stevie Award in 2015, for Executive of the Year—Health Products & Services and Pharmaceuticals.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Executive Summary

        The following Compensation Discussion and Analysis describes our executive compensation philosophy, the structure of our executive compensation programs, the factors that we consider when making decisions regarding the compensation for the executive officers named in the Summary Compensation Table (referred to in this Proxy Statement as our "Named Executive Officers" and included in the group referenced below by the terms "executive" and "executives" in the Compensation Discussion and Analysis), and certain changes we made to our executive compensation program during 2017.

Executive Summary

        We believe that our executives and employees, as well as the compensation programs that incent them, are key factors in driving strong financial and operational performance and creating shareholder value. With that in mind, our executive compensation program is designed to, among other things, (i) provide a competitive and equitable compensation and benefits package for our executives; (ii) promote a pay-for-performance philosophy, and (iii) motivate and retain effective executives. Proposal Number 3 of this Proxy Statement provides you the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as set forth in this Proxy Statement. At our 2017 Annual Meeting of Shareholders held on May 3, 2017, shareholders had the opportunity to provide an advisory vote on the compensation paid to our Named Executive Officers. Over 82% of the votes cast by our shareholders were in favor of the non-binding resolution approving executive compensation paid in fiscal year 2016 to our Named Executive Officers. The Compensation Committee believes that those results generally affirm shareholder support of our approach to executive compensation. Indeed, none of the changes made to our compensation structure in 2017 were in response to the vote, but are part of continuous efforts to evaluate and improve our compensation programs.

        During 2017, the Compensation Committee evaluated the financial and non-financial performance delivered by the Company and the executives, as well as each component of our executive compensation program. As noted below, the Compensation Committee utilized the services of a compensation consultant to help facilitate this evaluation. The Compensation Committee's objective in conducting this evaluation was to determine whether the Company's executive compensation program is successful in accomplishing the objectives of the program (as noted below in the paragraph titled "Compensation Philosophy and Objectives"). In particular, the Compensation Committee continued the review it began in 2016 of the equity component of our executive compensation program. In light of this review, and the recommendations by the Committee's Compensation Consultant, the Committee made certain changes to our equity compensation program in 2017 as described below.

Summary of 2017 Accomplishments

        In fiscal 2017, we generated our 15th consecutive year of record sales and concluded the year with a record number of active Customers. Customer growth is our highest priority as we strive to improve the health and nutrition of individuals and families around the world. During the year, we:

  •
  Introduced Celavive®, our innovative skincare system formulated with the USANA InCelligence Technology®. Celavive® offers a comprehensive skin care regimen benefiting multiple skin care types and ethnicities, with upgraded science and more noticeable user benefit;

  •
  Announced our planned entry into four new European markets; Germany, Spain, Italy, and Romania, by mid-2018.

  •
  Utilized a variety of product promotions in specific markets around the world, which were successful in generating demand for our products from our existing customer base and incremental customer growth;

  •
  Expanded our international brand ambassador and athlete sponsorship program known as "Team USANA" with additional athlete sponsorships around the world. Under this program, USANA is designated as the exclusive supplement provider for over 1,000 elite athletes around the world. These athletes represent the USANA brand as they compete at the highest levels of their sport; and

  •
  Continued to improve our information technology systems and infrastructure to support our growing customer base and improve the online and social media interaction of our customers with the Company.

Compensation Philosophy and Objectives

        Our compensation philosophy, as approved by the Compensation Committee, is to establish and maintain executive compensation programs that are designed to accomplish the following objectives:

  •
  To attract and retain, through a fair and competitive compensation plan, executives who have the intelligence, education, and experience that is required to effectively administer the affairs of the Company;

  •
  To motivate our executives to achieve certain financial and non-financial performance objectives for the benefit of our shareholders by tying components of their total compensation to individual and Company performance; and

  •
  To ensure that compensation practices do not impair our financial strength or future success.

        The Compensation Committee acts to meet these objectives by utilizing and maintaining a balance among three major components of compensation: base salary, short-term incentive compensation (cash bonus), and long-term incentive compensation (in the form of equity awards). The Compensation Committee believes that these three components provide an appropriate framework to attract, retain and motivate our executives, and align a significant portion of executive compensation with short-and long-term performance objectives that drive shareholder value.

Overview of Components of Executive Compensation Program

        Our executive compensation program includes base salary, short-term incentive compensation (in the form of a cash bonus), and long-term incentive compensation (in the form of equity awards). Short-term incentive compensation is performance-based and designed to motivate our Executives to achieve annual financial and non-financial performance objectives. To minimize potential risk, the potential for short-term incentive compensation has historically been capped at 100% of an Executive's base salary. Long-term incentive compensation utilizes equity awards, which vest over several years. These awards reward the executive for sustainable corporate performance and are intended to align the financial interests of our executives with those of our shareholders.

        Other than as described in this Compensation Discussion and Analysis, we typically do not provide benefits to our executives that are different from, or in addition to, those that are provided to our general employees. As shown in the compensation tables included in this Proxy Statement, our executives do not currently receive retirement benefits, pre-determined severance arrangements, deferred compensation opportunities, or other perquisites that are commonly provided to executives of similarly sized companies.

Role of Compensation Committee

        Our executive compensation philosophy and practice has been developed through a collaborative effort of the Compensation Committee, the Chief Executive Officer, and the Chief Leadership Development Officer. In addition, the Compensation Committee has engaged the services of an independent, outside compensation consulting firm Frederic W. Cook & Co. (the "Compensation Consultant" or "FW Cook"). The Compensation Committee regularly seeks input in its meetings from these officers and, in its discretion, the Compensation Consultant, including their ideas, opinions, and proposals regarding executive compensation; however, the Compensation Committee functions and votes independently and is responsible for all changes to the executive compensation philosophy and program.

Role of Corporate Management in Assisting Compensation Committee

        The Compensation Committee has the primary authority to determine the Company's compensation philosophy and to establish compensation for our Named Executive Officers. It is responsible for ensuring that executive compensation decisions are thoroughly researched and implemented. All of our executives and employees participate in an annual performance review with their immediate supervisor, during which the executive or employee receives input about his or her performance and contributions to our results for the period being assessed. The Compensation Committee seeks input from the Chief Executive Officer and the Chief Leadership Development Officer to identify key factors and to obtain information related to executive compensation. These key factors and information generally involve an executive's level of responsibility, years of experience, current overall compensation level in relation to external market studies and internal equity analysis between executives, the impact of current compensation practices on our financial statements and condition, the relationship between executive compensation and performance of the Company, and other relevant data.

        Our Chief Leadership Development Officer takes direction from and makes suggestions to the Chairman of the Compensation Committee in establishing the quarterly committee meeting agenda and preparing the materials to be presented to the Compensation Committee. These materials contain minutes from prior meetings, key items to be addressed, and background information to help the Compensation Committee in its decision-making process.

Compensation Consultant

        The Compensation Committee has historically retained and utilized FW Cook to assess the Company's executive compensation program. In late 2016 and early 2017, the Compensation Committee again engaged FW Cook to advise it regarding executive compensation, including total compensation benchmarking, aggregate equity compensation, and various other incentive practices. Prior to engaging FW Cook, the Compensation Committee considered and assessed FW Cook's independence. To ensure FW Cook's continued independence and to avoid any actual or apparent conflict of interest, the Compensation Committee does not permit FW Cook to be engaged to perform any services for the Company beyond those services provided to the Compensation Committee. To that end, in 2017 FW Cook did not perform any work for the Company outside of the services it performed for the Compensation Committee. The Compensation Committee has sole authority to retain or terminate FW Cook as its executive compensation consultant and to approve its fees and other terms of engagement. The Compensation Committee regularly considers the independence of the Compensation Consultant and determines whether any related conflicts of interest require disclosure.

        Representatives of the Compensation Consultant delivered a report (the "2017 Report") to the Compensation Committee at its February 2017 meeting and discussed the report with the Committee. In its 2017 Report, FW Cook presented the practices of a peer group of 20 publicly-traded multi-level marketing, nutritional, or personal product companies to benchmark the Company's position in its use of cash and equity compensation for executives. These companies were all within a reasonable range of our revenue, operating income, and market capitalization. This information was gathered and analyzed for the 25th, 50th, and 75th percentiles for annual salary, short-term incentive and long-term incentive pay elements. Where possible, the Compensation Committee matched our executives to appropriate proxy and survey positions based on job duties and level of responsibility to their counterparts in this peer group. The peer group in the 2017 Report included:

Coty, Inc.	Nu Skin Enterprises, Inc.
GNC Holdings, Inc.	Nutraceutical International Corporation
The Hain Celestial Group, Inc.	NutriSystem Inc.
Herbalife, Ltd.	Prestige Brands Holdings, Inc.
International Flavors and Fragrances Inc.	Primerica, Inc.
Inter Parfums, Inc.	Revlon, Inc.
LifeVantage Corporation	Tupperware Brands Corporation
Mannatech, Incorporated	Vitamin Shoppe, Inc.
Medifast	Weight Watchers International, Inc
Natural Health Trends Corp.
Nature's Sunshine Products, Incorporated

Compensation Risk Assessment

        Our Compensation Committee considers the risk to the Company associated with each component of our executive compensation program, namely base salary, executive bonuses, and short-and-long term incentive compensation. In considering these risks, the Compensation Committee believes that the following factors, among others, reduce the likelihood of excessive risk taking in connection with executive compensation at USANA:

  •
  Our compensation components provide a balanced mix of (i) cash and equity compensation, (ii) short-term and long-term incentive compensation, and (iii) financial performance metrics;

  •
  Our executives generally all participate in the same short-term incentive program with similar performance metrics;

  •
  Maximum pay-out levels for short-term incentive compensation are generally capped at 100% of an executive's base salary;

  •
  Our equity awards generally vest over several years and generate incremental value (over the value at the grant date, if any) only if the Company performs well financially and our stock price increases over time;

  •
  We maintain strict internal controls over the determination and payout of each component of executive compensation;

  •
  We do not typically enter into employment or other management agreements with any of our executive officers that contain post-termination or change-in-control payments; and

  •
  We generally do not provide significant perquisites or personal benefits to our executive officers.

        Based on the Compensation Committee's review of these factors and on the results of the risk assessment, the Committee determined that our executive compensation is designed according to its stated philosophy and does not create risks that are reasonably likely to have a material adverse effect on the Company.

Components of Compensation

Base Salary

        Base salary represents the fixed component of executive compensation and is intended to compensate executives for their qualifications and the value of their job in the competitive market. Our goal is to target the market median as our strategic target for base salary. We review each executive's salary and performance every year to determine whether base salary should be adjusted. Along with individual performance, we also consider movement of salary in the market, as well as our financial results from the prior year to determine appropriate salary adjustments. While the Compensation Committee applies general compensation concepts when determining the competitiveness of our executives' salaries, the Compensation Committee generally considers base salaries as being competitive when they are within approximately 10% of the stated market target (in this case, the market 50th percentile).

        Fiscal Year 2017 Review.    The 2017 Report provided by the Compensation Consultant indicated that USANA's base salaries and total target cash opportunities (base salary plus target short-term cash incentive) fall between the competitive 25th percentile and median of the peer compensation group. Our Compensation Consultant recommended that individual adjustments should be considered for executives positioned well outside of the competitive ranges. As a result, the Compensation Committee adjusted the base salary of our Named Executive Officers and other executive officers' compensation to bring it to a level that is approximately equal to 50th percentile of the peer group for fiscal year 2017. Adjustments to the base salary of certain Named Executive Officers in 2017 were also reflective of promotions in title and responsibility for the respective executive (as reflected in the Summary Compensation Table).

Short-Term Cash Incentive (Non-Equity Incentive Plan Compensation)

        We offer our Named Executive Officers non-equity incentive plan compensation in the form of a cash bonus that is based on our achievement of certain financial performance objectives during the fiscal year. Cash bonuses are based on a percentage of the executive's base salary. Each year, the Compensation Committee sets the range of the cash bonus for which each executive is eligible and sets the performance objectives on which cash bonuses for that year will be based.

        2017 Executive Bonus Plan.    For fiscal year 2017, the Compensation Committee approved the 2017 Executive Bonus Plan (the "2017 Bonus Plan"), based on the following performance objectives: growth in net sales and profitability. As part of its determination to utilize this bonus criteria and structure, the Compensation Committee noted that the Company has used this bonus structure for several years and, under this structure, the Company has generated strong operating results and internal equity has been achieved amongst executives.

        Under the 2017 Bonus Plan, a cash bonus based on 9% of the Company's adjusted operating profits in excess of 10% of net sales is paid to executives in the form of a cash bonus. Payments are equal to a percentage of the executive's base salary, between zero and 100% of base salary, depending on the performance of the Company under the criteria of the plan. Each executive's target bonus percentage under the 2017 Bonus Plan was 50% of the executive's base salary, with the exception that the target bonus percentages for Mr. Guest, our Chief Executive Officer, and Mr. Brown, our President and Chief Operating Officer, were 75% of their respective base salaries. The Compensation Committee set the bonus targets under the 2017 Bonus Plan pursuant to recommendations of the Compensation Consultant and other market resources.

        Shortly after the end of fiscal year 2017, the Compensation Committee reviewed the performance objectives established under the 2017 Bonus Plan and evaluated the actual performance delivered by the Company during fiscal year 2017. The Compensation Committee noted the following:

  •
  We achieved fiscal 2017 net sales of $1.047 billion, which is a 4.1% increase compared to fiscal year 2016;

  •
  Our fiscal year 2017 adjusted operating profit was $162.1 million; and

  •
  We had 2017 adjusted operating profit in excess of 10% of net sales of $57.3 million.

        Based on the Company's performance, and the criteria of the 2017 Bonus Plan, the Compensation Committee determined that each Executive had earned a cash bonus equal to 35.2% of the Executive's base salary under the 2017 Bonus Plan. Consequently, the Compensation Committee awarded this bonus amount to each Executive. The actual cash bonuses paid to our Named Executive Officers under the 2017 Bonus Plan are reflected in column (g) of the Summary Compensation Table of this Proxy Statement.

        2018 Executive Bonus Plan.    In February 2018, the Compensation Committee approved the 2018 Executive Bonus Plan and again designated growth in net sales and profitability as the performance objectives under the plan. The 2018 Executive Bonus Plan, however, will utilize 9.5% of the Company's operating profits in excess of 10% of consolidated net sales as the basis for the cash bonus in 2018. The change to 9.5% from 9% is to bring the results of the short-term incentive plan closer to the target for executive bonuses at 50% of base salary. Additionally, as a pilot program for potential structural adjustments to the executive bonus plan in the future, in 2018 the Compensation Committee will perform a parallel executive bonus calculation (for hypothetical purposes only), which includes certain individual executive performance objectives established by the Committee. Estimated payouts for the 2018 Bonus Plan are included in the section below in the table titled "Grants of Plan-Based Awards."

2017 Discretionary Cash Bonus

        As part of the Compensation Committee's review of the financial and non-financial performance delivered by the Company and executives during 2017, the Committee noted several areas of extraordinary non-financial performance delivered by executives during 2017 that was not adequately recognized by, and rewarded under, the Company's 2017 Bonus Plan. The areas of extraordinary non-financial performance included: (i) the introduction of Celavive®, the Company's new skincare line, (ii) the Company's announcement and preparation to enter four new markets in Europe by mid-2018; (iii) implementation of key information technology and social media enhancements during the year, (iv) the restructuring of executive leadership in many of the Company's major functions during the year, and (iv) the implementation of strategies by executives to effectively address regulatory and operating challenges domestically and internationally during the year. In light of the foregoing non-financial performance delivered by the Company and executives, the Compensation Committee approved a one-time, discretionary cash bonus for fiscal year 2017, in the total amount of $1.75 million for executives and employees. The actual discretionary cash bonuses paid to our Named Executive Officers in 2017 are reflected in column (d) of the Summary Compensation Table of this Proxy Statement.

Equity Compensation

        Overview and Historical Practice.    Equity compensation has been an integral part of USANA's compensation philosophy. We believe that equity grants that vest over a period of years tie a portion of our Executives' compensation to the Company's long-term performance and, thereby, align the interest of our Executives with the interests of our shareholders. Our historical practice has been to make periodic grants of long-term incentive awards to executives in the form of stock settled appreciation rights or SSARs. These awards typically vest over a period of years and tie a significant portion of our executives' compensation to the Company's long-term performance, aligning the interests of our executives with the interests of our shareholders. This practice delivers additional compensation to executives when the Company performs and the value of our stock increases. The Compensation Committee awards equity compensation to supplement our executives' cash compensation to ensure that total compensation is competitive in the marketplace and to align compensation with our long-term goals and objectives.

        The Compensation Committee's philosophy has been to issue intermittent SSAR awards to executives to drive long-term Company performance as well as individual executive performance. In general, SSAR awards are granted to executives as they enter into a qualifying position and vest annually in equal installments over a five-year period. Additional grants have been awarded periodically to executives as seen necessary by the Compensation Committee to maintain sufficient long-term incentive to accomplish the objectives outlined above. These additional grants typically do not vest in the first two years, but only at the end of years three, four and five, and such vesting for a particular Executive commences when the vesting schedule of that executive's particular SSAR award ends. The grant price for equity awards is the fair market value of the award as of the date of grant as determined by the closing price of the Company's common stock on the date of grant.

        2016 and 2017 Review.    In fiscal year 2016, the Compensation Committee made no equity grants to the Named Executive Officers as it reviewed potential changes to the long-term incentive component of executive compensation with the advice of the Compensation Consultant. As the Compensation Committee and the Compensation Consultant reviewed our program in 2016, they made the following observations:

  •
  Most of the peer group companies make regular annual grants in comparison to our practice of infrequent, periodic grants vesting over a long period of time.

  •
  Within the peer group companies, the mix of equity awards includes time-vested Restricted Stock Units (RSUs) and other awards in addition to SSARs and options.

  •
  Annualizing the grant value of SSARs used by us over the last three years for competitive comparisons, the annualized grant date value of long-term incentive ("LTI") awards made to our executives has been on the high end of the competitive range, above the peer 75th percentile.

  •
  Both our (i) share usage rate (the aggregate LTI shares granted as a percentage of common shares outstanding) and (ii) shareholder value transfer rate (the cost of LTI shares granted each year as a percentage of our market cap) have been on the high end of the competitive range, above the peer 75th percentile.

  •
  When there are significant declines in the price of our common stock, there is substantial risk that a significant portion of our executives' compensation (that portion represented by the LTI awards) will be underwater, as was the situation for example in October 2016 when, at the Company's then-current stock price, the SSAR awards previously granted to nearly all executives were underwater.

        2017 Changes to Equity Compensation Program.    In light of the foregoing information, and based on the recommendations of the Compensation Consultant, in 2017 the Compensation Committee adopted changes to the equity component of our executive compensation program as follows:

  •
  The Compensation Committee will now make smaller, annual equity awards to exeutives in lieu of larger intermittent equity awards to, among other things, help ensure each award has potential value if the Company performs;

  •
  Awards will vest and become exercisable in four equal annual installments of twenty-five percent (25%) of the total award on each of the first through fourth anniversary of the grant date;

  •
  The value of the annual equity award to an executive will be (i) in-line with the market for each executive's title and position, and (ii) calculated to generate total compensation for the respective executive at approximately the 50th percentile of the peer group;

  •
  The Compensation Committee will utilize awards of RSU's in addition to SSARs to diversify the mix of equity granted to executives; and

  •
  Each of the grant value, share usage rate and shareholder value transfer rate associated with annual grants to executives will be managed to be in-line with the market and, more specifially, between the 50th and 75th percentile of the peer group.

        The grant price for equity awards will continue to be the fair market value of the award as of the date of grant as determined by the closing price of the Company's common stock on the date of grant.

        Excutive Stock Ownersip Policy.    In 2017, the Compensation Committee also adopted a formal executive stock ownership policy. Under this policy, executive officers identified by the Compensation Committee are required to hold a percentage of their annual base salary in USANA common stock as follows: (i) The Chief Executive Officer is required to hold a minimum of 1.5 times the value of his annual base salary; and (ii) all other officers are required to hold a minimum of 1 times the value of their annual base salary. Unexercised SSAR's, whether or not vested, unvested RSU's, and unearned and unvested DSU's will also be considered as held in satisfaction of this policy. The amount of an officer's personal stock holdings will be reviewed by the Compensation Committee annually and each officer will be allowed two years from the implementation date of the policy to achieve compliance with the policy.

Other Compensation

        Other than as described above, we do not provide benefits to our Named Executive Officers that are different from or in addition to those that we provide to our general employees. Those benefits are described below.

        Retirement:    Executives may participate in our company-sponsored 401(k) retirement plan on the same terms and conditions, including employer-matching provisions, as other employees. For the year ended December 30, 2017, we contributed matching funds totaling $1,794,411 to our 401(k) plan in which all eligible employee participants shared. During 2017, each of our eligible executives participated in our 401(k) plan and shared matching funds totaling $140,525. Except as disclosed in this paragraph, we provide no other retirement benefits to our executives.

        Severance:    We do not have any pre-arranged severance agreements or contracts with any of our executives that contain post-termination or change-in-control payment provisions. From time to time, we have provided severance benefits to executives on a case-by-case basis.

        Perquisites:    It is our general practice not to provide significant perquisites or personal benefits to our executives. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to executives as necessary to accomplish the objectives under our compensation philosophy. In this regard, please note that we do not currently provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees. In 2017, we paid health, life, and disability insurance premiums on behalf of our executives, all on the same terms as those that we provide to all of our employees.

        Insurance Plans and Other Benefits:    We provide insurance plans and other benefits to our executives that are similar to those plans and benefits that we customarily provide to our general employees.

        Indemnification:    Article VI of our Amended and Restated Articles of Incorporation and Article 5 of our Bylaws provide for indemnification of our directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Utah Revised Business Corporation Act. We have entered into agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons under the foregoing provisions, the SEC has stated that such indemnification is against public policy, as expressed in the Securities Act, and, therefore, such indemnification provisions may be unenforceable.

Accounting Considerations and Tax Deductibility of Executive Compensation

        In designing compensation programs, we consider the effects that accounting and taxation may have on us, the Named Executive Officers, or other employees as a group. We account for compensation arrangements in accordance with FASB ASC Topic 718. All share-based payments to employees are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their requisite service periods.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally imposes a $1 million limit on the amount of compensation paid to certain executive officers that a public corporation may deduct for federal income tax purposes in any year. During 2017, the Code provided an exception to the Section 162(m) deduction limitation for compensation qualifying as "performance-based compensation" within the meaning of the Code and the applicable Treasury Regulations.

        The "Tax Cuts and Jobs Act," enacted in December 2017, repealed the performance-based compensation exception to the Section 162(m) deduction limitation for tax years beginning after December 31, 2017. While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m) of the Code, our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our shareholders. As a result, we have not adopted a policy requiring that all compensation be deductible. The Compensation Committee may conclude that paying compensation at levels that are subject to limits under Section 162(m) of the Code is nevertheless in the best interests of the Company and our shareholders. Given changes made to Section 162(m) by the Tax Cuts and Jobs Act, it is likely that the Company will not be able to deduct for federal income tax purposes a portion of the compensation paid to our Named Executive Officers in 2018.

        Many other Code provisions and accounting rules affect the payment of executive compensation and are generally taken into consideration as our compensation arrangements are developed. Our goal is to create and maintain compensation arrangements that are efficient, effective and in full compliance with these requirements.

REPORT OF THE COMPENSATION COMMITTEE

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        The Compensation Committee of the Board of Directors of USANA Health Sciences, Inc. has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and, based on such review and discussion in this proxy statement, has recommended to the Board of Directors that it be included in this proxy statement and incorporated into USANA's Annual Report on Form 10-K for the year ended December 30, 2017 by reference from this proxy statement.

        Submitted by the members of the Compensation Committee

D. Richard Williams (Chair)
J. Scott Nixon
Feng Peng
Frederic Winssinger

 SUMMARY COMPENSATION TABLE

        The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities during the fiscal years 2017, 2016 and 2015.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Equity awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kevin G. Guest,	2017	$811,317	$58,613	$754,769	$428,542	$9,450	$2,062,691
Chief Executive Officer	2016	$626,628	—	—	$306,923	$9,275	$942,826
	2015	$608,516	$75,000	$3,035,676	$350,383	$9,100	$4,078,675
Jim Brown,	2017	$523,335	$62,808	$552,205	$294,113	$9,450	$1,424,227
President and Chief	2016	$401,122	$83,333	—	$196,469	$9,275	$690,199
Operating Officer	2015	—	—	—	—	—	—
G. Douglas Hekking	2017	$372,981	$17,964	$362,274	$111,496	$9,450	$894,009
Chief Financial Officer(5)	2016	—	—	—	—	—	—
	2015	—	—	—	—	—	—
Paul A. Jones,	2017	$357,000	$17,194	$134,188	$119,943	$9,450	$638,545
Chief Leadership	2016	$357,000	—	—	$174,859	$9,275	$541,134
Development Officer(6)	2015	$348,042	—	$1,517,838	$188,403	$9,100	$2,063,383
Dan Macuga,	2017	$416,170	$20,044	$351,011	$149,399	$9,450	$943,224
Chief Communications &	2016	$371,110	—	—	$181,770	$9,275	$562,155
Marketing Officer	2015	—	—	—	—	—	—
David Mulham,	2017	$411,718	$20,124	$351,011	$148,990	$64,924	$996,688
Chief Field Development	2016	—	—	—	—	—	—
Officer(7)	2015	—	—	—	—	—	—

(1)
Amounts in this column reflect a discretionary cash bonus paid to our Named Executive Officers for fiscal year 2017, and approved by the Compensation Committee as noted in the section above under the caption "2017 Discretionary Cash Bonus." Additionally, the amount reflected for Jim Brown includes a $25,000 bonus for a period when he assumed additional responsibilities for the Company's China operations.

(2)
Amounts in this column reflect the grant date fair value of stock-settled stock appreciation rights ("SSARs") and restricted stock units (RSUs) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. These amounts do not represent the actual amounts paid to or realized by the Executive for these awards during the applicable fiscal year. Assumptions used in the calculation of these amounts are included in the Equity Based Compensation footnote to the Company's consolidated financial statements that are included in the Company's Annual Report on Form 10-K for the year ended December 30, 2017.

(3)
Amounts paid as cash bonus in subsequent fiscal year for performance realized in prior fiscal year (e.g., results of 2017 executive bonus paid out in first quarter of 2018), under the Company's short-term incentive plan discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(4)
Amounts in this column reflect employer's matching contributions to the Executive's 401(k) plan, except in the case of the compensation paid to Mr. Mulham, which is retirement compensation paid pursuant to local law in his country of residence.

(5)
Mr. Hekking was appointed Chief Financial Officer in May 2017. Prior to his appointment, he was Executive Vice President of Finance.

(6)
Mr. Jones was appointed Chief Leadership Development Officer in August 2015, in addition to his position as Chief Financial Officer. He transitioned solely to Chief Leadership Development Officer in May 2017.

(7)
Mr. Mulham, who resides in Australia, was appointed Chief Field Development Officer in February 2017.

FISCAL YEAR 2017 CEO PAY RATIO

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual compensation of our employees and the annual total compensation of Kevin G. Guest, our Chief Executive Officer ("CEO") for the fiscal year 2017. The Compensation Committee reviewed a comparison of our CEO annual total compensation in fiscal year 2017 to that of all other Company employees for the same period. This is the first year we are disclosing the ratio of the pay of our CEO to the annual pay of our "median employee"(the "pay ratio") under the rule.

        We identified the median employee by examining the 2017 total compensation for all full-time and part-time employees, excluding our CEO, who were employed by us on December 30, 2017. We calculated annual total compensation using the same methodology we use for our Named Executive Officers as set forth in the 2017 Summary Compensation Table above. We adjusted estimates with respect to total compensation by annualizing the compensation for any newly-hired, full-time employees who were not employed by us for all of 2017. We have a global workforce, with employees in 21 countries. Compensation paid in foreign currencies was converted to U.S. dollars based on average exchange rates in effect on December 30, 2017.

        The annual total compensation for fiscal year 2017 for our CEO was $2,062,691 as noted in the table above and annual total compensation for our median employee was $41,349. The pay ratio of our Chief Executive Officer's pay to the pay of our median employee for fiscal year 2017 is 50 to 1.

        Under the SEC's rules and guidance, there are numerous ways to determine the compensation of a company's median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As a result of our methodology for determining the pay ratio, which is described above, our pay ratio may not be comparable to the pay ratios of other companies in our industry or in other industries because other companies may rely on different methodologies or assumptions, or may make adjustments that we do not make.

GRANTS OF PLAN-BASED AWARDS

        The table below summarizes estimated or targeted payouts to the Named Executive Officers under the 2018 Bonus Plan described in the Compensation Discussion and Analysis section of this Proxy Statement.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(2)
									Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kevin G. Guest,	N/A	—	$618,000	$824,000	—	—	—	—	—
Chief Executive	05-01-17	—	—	—	—	—	—	5,493	$306,784
Officer	10-23-17	—	—	—	—	—	—	7,338	$447,985
Jim Brown,	N/A	—	$401,700	$535,600	—	—	—	—	—
President and Chief	05-01-17	—	—	—	—	—	—	5,493	$306,784
Operating Officer	10-23-17	—	—	—	—	—	—	4,020	$245,421
G. Douglas Hekking,	N/A	—	215,800	$431,600	—	—	—	—	—
Chief Financial Officer	05-01-17	—	—	—	—	—	—	3,545	$197,988
	10-23-17	—	—	—	—	—	—	2,691	$164,286
Paul A. Jones,	N/A	—	$185,600	$371,200	—	—	—	—	—
Chief Leadership	10-23-17	—	—	—	—	—	—	2,198	$134,188
Development Officer
Dan Macuga,	N/A	—	$213,725	$427,450	—	—	—	—	—
Chief Communications	05-01-17	—	—	—	—	—	—	3,492	$195,028
and Marketing Officer	10-23-17	—	—	—	—	—	—	2,555	$155,983
David Mulham,	N/A	—	$213,725	$427,450	—	—	—	—	—
Chief Field	05-01-17	—	—	—	—	—	—	3,492	$195,028
Development Officer	10-23-17	—	—	—	—	—	—	2,555	$155,983

(1)
There is no guaranteed payment to our Named Executive Officers under the 2018 Executive Bonus Plan. If the minimum performance objectives are not achieved, they will receive no payout under the 2018 Executive Bonus Plan. The amounts shown in column (d) reflect the target payout, which is 75% of base salary for Mr. Guest and Mr. Brown and 50% of base salary for each of the other Executives. The amounts shown in column (e) reflect 100% of the Executive's base salary, which is the maximum payout that can be obtained under the 2018 Executive Bonus Plan.

(2)
All equity awards granted to the Named Executive Officers were RSUs and granted under the 2015 Equity Incentive Award Plan.

(3)
All Equity Awards granted to the Named Executive Officers were granted at the closing stock price on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table includes certain information with respect to the value of all equity awards previously granted to the Named Executive Officers outstanding as of December 30, 2017.

Outstanding Equity Awards at Fiscal Year-End

	Option awards					Restricted Stock Unit awards
		Number Of Securities Underlying Unexercised Options (#)				Number of shares or units of stock that have not vested (#)	Market value of shares or units that have not vested ($)(1)
	Grant Date			Option exercise price ($)	Option expiration date
Name		Exercisable	Unexercisable
Kevin G. Guest,	09-01-15	—	120,000	$70.75	03-01-2020	—	—
Chief Executive Officer(2)(3)(4)	05-01-17	—	—	—	—	5,493	$406,757
	10-23-17	—	—	—	—	7,338	$543,379
Jim Brown,	09-01-15	—	60,000	$70.75	03-01-2020	—	—
President and Chief	05-01-17	—	—	—	—	5,493	$406,757
Operating Officer(2)(3)(4)	10-23-17	—	—	—	—	4,020	$297,681
G. Douglas Hekking,	09-01-15	20,000	30,000	$70.75	03-01-2020	—	—
Chief Financial	05-01-17	—	—	—	—	3,545	$262,507
Officer(4)(5)(6)	10-23-17	—	—	—	—	2,691	$199,269
Paul A. Jones,	12-17-12	14,000	—	$19.12	06-17-2018	—	—
Chief Leadership Development	09-01-15	—	60,000	$70.75	03-01-2020	—	—
Officer(2)(4)(7)	10-23-17	—	—	—	—	2,198	$162,762
Dan Macuga,	09-01-15	—	60,000	$70.75	03-01-2020	—	—
Chief Communications and	05-01-17	—	—	—	—	3,492	$258,583
Marketing Officer(2)(3)(4)	10-23-17	—	—	—	—	2,555	$189,198
David Mulham,	09-01-15	40,000	60,000	$70.75	03-01-2020	—	—
Chief Field Development	05-01-17	—	—	—	—	3,492	$258,583
Officer(3)(4)(5)	10-23-17	—	—	—	—	2,555	$189,198

(1)
The market value of the RSUs that have not vested is calculated by multiplying the number of units shown in the table by $74.05, the closing stock price on December 30, 2017.

(2)
The SSAR grants to Mr. Guest, Mr. Brown, Mr. Jones, and Mr. Macuga which expire on March 1, 2020, vest 50% in September 2018 and 50% in September 2019.

(3)
The RSU grants to Mr. Guest, Mr. Brown, Mr. Mulham and Mr. Macuga on May 1, 2017, vest 25% annually beginning on February 6, 2018.

(4)
The RSU grants that Mr. Guest, Mr. Brown, Mr. Hekking, Mr. Jones, and Mr. Mulham, received on October 23, 2017, vest 25% annually, beginning on the first anniversary of the date of grant.

(5)
The SSAR grants to Mr. Mulham and Mr. Hekking which expire on March 1, 2020, vest 40% in September 2017, 30% in September 2018 and 30% in September 2019.

(6)
The RSU grant that Mr. Hekking, received on May 1, 2017, vests 25% annually, beginning on the first anniversary of the date of grant.

(7)
The SSAR grant to Mr. Jones, which expires on June 16, 2018, vests 20% annually, beginning on the first anniversary of the date of grant.

 OPTION EXERCISES AND STOCK VESTED

        The following table summarizes information regarding the exercise of SSARs and each vesting of RSUs, for each of the Named Executive Officers on an aggregated basis during the fiscal year ended December 30, 2017.

	Option awards		Restricted stock unit awards
(a) Name	(b) Number of shares acquired on exercise (#)	(c) Value realized on exercise ($)	(d) Number of shares acquired on vesting (#)	(e) Value realized on vesting ($)
Kevin G. Guest	58,500	$1,766,115	—	—
Jim Brown	32,500	$974,635	—	—
G. Douglas Hekking	—	—	—	—
Paul A. Jones	14,000	$635,390	—	—
Dan Macuga	34,500	$1,052,619	—	—
David Mulham	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 30, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding awards(1)		Weighted-average exercise price of outstanding awards		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,408,907	(2)	$62.49	(3)	7,980,479
Equity compensation plans not approved by security holders	N/A		N/A		N/A

Total	2,428,907	(2)	$62.49	(3)	7,980,479

(1)
Consists of shares of common stock issuable under the USANA 2015 Equity Incentive Award Plan.

(2)
Includes (i) 91,938 RSUs and 27,291 DSUs that will entitle each holder to the issuance of one share of common stock for each unit, and (ii) 2,289,678 SSARs. A SSAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant in shares of common stock. Based on the closing stock price of $74.05 on the last trading day of fiscal 2017 and the exercise price of SSARs that were in-the-money, 360,607 shares of common stock would be issued upon the exercise of these SSAR awards.

(3)
Calculated without taking into account 119,229 shares of common stock subject to outstanding RSUs & DSUs, which are issuable without any cash consideration or other payment required for such shares.

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

        We do not have written employment agreements with any of our Named Executive Officers.

PROPOSAL #3—ANNUAL ADVISORY "SAY ON PAY" VOTE TO APPROVE OUR
NAMED EXECUTIVE OFFICERS' COMPENSATION

        We are required under Section 14A of the Exchange Act, enacted pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated by the SEC, to conduct a non-binding advisory vote of our shareholders to approve the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement. This is sometimes referred to as a "say-on-pay proposal."

        We ask that you indicate your support for our executive compensation policies and practices as described in the Compensation Discussion and Analysis and in the accompanying "Executive Compensation Tables" and related disclosures in this Proxy Statement for a more detailed discussion of our compensation programs and policies, the compensation governance measures undertaken and implemented by our Board of Directors, and the compensation awarded to our Named Executive Officers during fiscal year 2017.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers, and the policies and practices described in this Proxy Statement. Your vote is advisory and will not be binding on the Compensation Committee or the Board. However, the Board will review the voting results and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on the proposal will be required for approval of the resolution.

        Our Board of Directors believes that our compensation philosophy and program design are essential elements of our culture. Executive compensation is important in providing us with a competitive advantage in successfully attracting talent in a highly competitive industry. Our Compensation Committee has carefully considered the elements of executive compensation as it looks to appropriately incentivize our executive management and align their interests with shareholder value creation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends that you vote FOR the approval of the following resolution:

  "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion."

 SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

        Shareholder proposals must be received by our Corporate Secretary at USANA Health Sciences, Inc., Attention: Corporate Secretary, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336, no later than November 15, 2018 to be eligible for inclusion in our form of proxy, notice of meeting and proxy statement relating to the 2019 Annual Meeting of Shareholders. We are not be required to include in our proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2019 Annual Meeting without including that proposal in our proxy materials and written notice of the proposal is not received by us as described above, or if we meet other requirements of the applicable SEC rules, then the proxies solicited by the Board for use at the 2019 Annual Meeting will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2019 Annual Meeting. Our 2019 Annual Meeting is currently scheduled to be held on May 1, 2019.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be properly presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

        Audited consolidated financial statements for the Company and its subsidiaries for the fiscal year ended December 30, 2017, are included in our Annual Report on Form 10-K filed with the SEC. Copies of the Annual Report on Form 10-K for the 2017 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained without charge by writing to USANA Health Sciences, Inc., Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. Our reports and other public filings, including this Proxy Statement, also may be obtained from the SEC's on-line database, located at www.sec.gov.

        Our Annual Report on Form 10-K for the 2017 fiscal and other SEC filings are also available on the Investor page of our website at www.usana.com and can be viewed the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions "Audit Committee Report" and "Compensation Committee Report" shall not be incorporated by reference into any document filed with the SEC. The Annual Report on Form 10-K is not deemed a part of the proxy soliciting material for the Annual Meeting.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

        Registered shareholders can further save us expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

        To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select "Cancel my Enrollment," and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as "Inactive." You may reactivate your enrollment at any time. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements, and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as "householding," permits us to send: (a) a single annual report and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC rules. Each registered shareholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

        Only one copy of this Proxy Statement and our 2017 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address, who have affirmatively consented, in writing, to the householding process, unless we have subsequently received contrary instructions from one or more of such registered shareholders. A separate proxy card is being included for each account at the shared address to which paper copies of this Proxy Statement and our 2017 Annual Report have been delivered. We will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the 2017 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact us by mail addressed to USANA Health Sciences, Inc., Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336, or by phone at (801) 954-7100, to: (a) request additional copies of this Proxy Statement and our 2017 Annual Report or the Notice of Internet Availability of Proxy Materials; or (b) notify us that the registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

        Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements, or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting us as described in the preceding paragraph. Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more "street name" accounts under which you beneficially own common stock, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and our Annual Report or the Notice of Internet Availability of Proxy Materials, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

James H. Bramble, Corporate Secretary

Date: March 23, 2018

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. USANA HEALTH SCIENCES, INC. ATTN: JOSHUA FOUKAS 3838 W. PARKWAY BLVD. SALT LAKE CITY, UT 84120 During The Meeting - Go to www.virtualshareholdermeeting.com/USNA You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E39136-P04226 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. USANA HEALTH SCIENCES, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Myron W. Wentz, Ph.D. 02) Robert Anciaux 03) Gilbert A. Fuller 04) Kevin G. Guest 05) Feng Peng 06) J. Scott Nixon 07) Frederic Winssinger For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2018. 3. Approve on an advisory basis the Company's executive compensation, commonly referred to as a "Say on Pay" proposal. NOTE: To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E39137-P04226 USANA HEALTH SCIENCES, INC. Annual Meeting of Shareholders May 2, 2018 11:00 AM MDT This proxy is solicited by the Board of Directors The shareholder executing and delivering this Proxy hereby appoints Kevin G. Guest and G. Douglas Hekking and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned as of March 7, 2018, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at www.virtualshareholdermeeting.com/USNA, on Wednesday, May 2, 2018, at 11:00 a.m., Mountain Daylight Time, or at any adjournment thereof. This Proxy is given in accordance with the instructions indicated and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side